                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We hereby consent to the incorporation in the Annual Report on Form 10-K as of December 31, 2000 of Americorp of our independent auditors report dated January 10, 2001, on our audit of the consolidated balance sheets of Americorp and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2000.

Vavrinek, Trine, Day & Co., LLP
Laguna Hills, California
March 28, 2001